EXHIBIT 10.4

Subordination Agreement

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of the ____ day of June, 2012, by and among PNC BANK, NATIONAL ASSOCIATION (the “Bank”), BREKFORD CORP. (the “Borrower”), and SCOTT RUTHERFORD (the “Creditor”).

RECITALS

The Bank has established or is establishing certain credit facilities with the Borrower, as evidenced by certain documents, instruments and agreements all between the Bank and the Borrower (collectively, the “Loan Documents”).

The Creditor has extended or is extending to the Borrower certain loans, advances and extensions of credit, as evidenced by a certain note or notes (collectively, the “Creditor Documents”).

The Bank and the Creditor hereby desire to set forth the respective rights and obligations each has as against the other with respect to the Borrower.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.        Definitions.

“Obligations” means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not: (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to, deposit or other account, or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements; and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

“Collateral” means any collateral now or in the future securing the Obligations, including but not limited to claims against any guarantors of the Obligations and any collateral securing such guarantees.

“Subordinated Debt” means any loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Creditor of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan or guarantee or in any other manner, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising (including any such obligations purchased or otherwise acquired by Creditor), whether consisting of principal, interest, expense payments, management and consulting fees, liquidation costs, attorneys' fees and costs or otherwise, and all whether arising or created pursuant to the Creditor Documents or otherwise.

2.       Subordination.

(a)  Subject to Section 3 hereof, the Creditor hereby irrevocably subordinates and postpones the payment and the time of payment of all the Subordinated Debt and all claims and demands arising therefrom to the Obligations and directs that the Obligations be paid in full before the Subordinated Debt.

(b)        Creditor shall:  (i) make notations on the books of the Creditor beside all accounts or on such other statements evidencing or recording any Subordinated Debt to the effect that such Subordinated Debt is subject to the provisions of this Agreement, (ii) furnish the Bank, upon Bank’s request from time to time, a statement of the account between the Creditor and the Borrower representing the Subordinated Debt and copies of each of the Creditor Documents, and (iii) give the Bank, upon its request, full and free access to the Creditor's books pertaining only to such accounts with the right to make copies thereof.  Each and every Creditor Document shall bear a legend as set forth in paragraph 13(c) hereof.

3.        Payments to Creditor.  Notwithstanding any other provision of this Agreement, the Borrower shall be entitled to pay and the Creditor shall be entitled to receive, so long as no Event of Default has occurred under the Loan Documents or would result from such payment, only all scheduled payments of interest (at the current rate set forth in the Creditor Documents) under the Subordinated Debt, and only when due.  No payments of principal on the Subordinated Debt or default interest thereon or costs and expenses shall be permitted or made without the Bank's prior written consent.  After the occurrence of an Event of Default under the Loan Documents and receipt by the Creditor of written notice thereof from the Bank to the Creditor, the Borrower shall not make, and the Creditor shall not receive, any direct or indirect payments of principal, interest, fees or expenses under the Subordinated Debt.

4.        Security.  The Borrower shall not grant and the Creditor shall not take any lien on or security interest in any of the Borrower's property, now owned or hereafter acquired or created, without the prior written consent of the Bank.

5.       Standby Limitation.  Notwithstanding any breach or default by the Borrower under the Creditor Documents, the Creditor shall not at any time or in any manner: (a) foreclose upon, take possession of, or attempt to realize on any Collateral, or proceed in any way to enforce any claims it has or may have against the Borrower under the Subordinated Debt or otherwise, or (b) contest, protest or object to any action taken by Bank under the Loan Documents or otherwise, unless and until the Obligations have been fully and indefeasibly paid and satisfied in full.

6.        Bankruptcy/Probate of Borrower.  In the event a petition or action for relief shall be filed by or against the Borrower under any federal bankruptcy statute in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, receivership, general assignment for the benefit of creditors, moratorium, creditor composition, arrangement or other relief for debtors, the Bank's claim (secured or unsecured) against the assets or estate of the Borrower for repayment of the Obligations shall be indefeasibly paid in full before any payment is made to the Creditor on the Subordinated Debt, whether such payment is in cash, securities or any other form of property or rights.  The Bank may, in its discretion, file a proof of claim for or collect the Creditor's claim first for the benefit of the Bank to the extent of the unpaid Obligations and then for the benefit of the Creditor (but without creating any duty or liability to the Creditor other than to remit to the Creditor distributions, if any, actually received in such proceedings after the Obligations have been paid and satisfied in full) directly from the receiver, trustee, custodian, liquidator or representative of the Borrower's estate in such proceeding.  The Borrower and the Creditor shall furnish all assignments, powers or other documents requested by the Bank to facilitate such direct collection by the Bank.

7.       Receipt of Payments by Creditor.  Should the Creditor directly or indirectly receive any payment or distribution not permitted by the provisions of this Agreement or any Collateral or proceeds thereof, prior to the full and indefeasible payment and satisfaction of the Obligations and the termination of all financing arrangements between the Bank and the Borrower, the Creditor will deliver the same to the Bank in the form received (except for the endorsement or assignment of the Creditor where necessary), for application to the Obligations in such order and manner as the Bank may elect.  Until so delivered, the Creditor shall hold the same, in trust, for the Bank as property of the Bank, and shall not commingle such property of the Bank with any other property held by the Creditor.  In the event the Creditor fails to make any such endorsement or assignment, the Bank, or any of its officers or employees on behalf of the Bank, is hereby irrevocably authorized in its own name or in the name of the Creditor to make such endorsement or assignment and is hereby irrevocably appointed as the Creditor's attorney-in-fact for those purposes.

8.        Bank’s Rights.

(a)        The Creditor hereby consents that at any time and from time to time, without further consent of or notice to the Creditor and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Agreement, the Bank may, in its sole discretion:  (i) renew, compromise, extend, expand, postpone, waive, accelerate, terminate, change the payment terms of, or otherwise modify the Obligations or amend, renew, replace or terminate the Loan Documents or any and all other agreements now or hereafter related to the Obligations; (ii) extend credit to the Borrower in whatever amount on a secured or unsecured basis or take other support for the Obligations and exchange, enforce, waive, sell, transfer, collect, adjust or release any such security or other support or any part thereof; (iii) apply any and all payments or proceeds of such security or other support and in any order or manner as the Bank, in its discretion, may determine; and (iv) release or substitute any party liable on the Obligations, any guarantor of the Obligations, or any other party providing support for the Obligations.

(b)        This Agreement will not be affected, impaired or released by any delay or failure of the Bank to exercise any of its rights and remedies against the Borrower or any guarantor or under any of the Obligations or against any Collateral, by any failure of the Bank to take steps to perfect or maintain its lien on, or to preserve any rights to, any Collateral by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or guarantee therefor, or by any other event or circumstance which otherwise might constitute a defense available to, or a discharge of, the Borrower or a subordinated creditor.  The Creditor hereby waives demand, presentment for performance, protest, notice of dishonor and of protest with respect to the Subordinated Debt and the Collateral, notice of acceptance of this Agreement, notice of the making of any of the Obligations and notice of default under any of the Obligations.

(c)        Nothing in this Agreement will obligate the Bank to grant credit to, or continue financing arrangements with, the Borrower.

 9.      Continuing Agreement.  This is a continuing agreement and will remain in full force and effect until all of the Obligations and all of the Creditor's obligations and undertakings to the Bank have been fully performed and indefeasibly satisfied and until all the Loan Documents have been terminated.  This Agreement will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned by the Bank upon insolvency, bankruptcy, or reorganization of the Borrower or otherwise, all as though such payment had not been made.

10.     No Challenge to Liens.  The Creditor agrees that it will not make any assertion, claim or argument in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the Bank.

11.    Disposition or Release of Collateral.

(a)        If at any time or from time to time the Collateral, or any portion thereof, is in any manner sold or otherwise transferred, the Creditor's consent to such disposition shall be automatically and irrevocably given if the Bank, in its sole discretion and for any reason, consents to such disposition, and in any event the Creditor shall not be entitled to receive any proceeds (cash or non-cash) of such disposition unless and until the Obligations have been indefeasibly paid in full.

(b)        If, at any time and for any reason, the Bank releases its lien on the Collateral, or any portion thereof, the Creditor shall likewise release its lien on the property so released from the Bank's lien, if the Creditor has obtained such a lien.

12.     Order of Proceedings.  Nothing in this Agreement is intended to compel the Bank or the Creditor at any time to declare the Borrower in default or compel the Bank to proceed against or refrain from proceeding against any Collateral in any order or manner.  All rights and remedies of the Bank with respect to the Collateral, the Borrower, and any other obligors concerning the Obligations are cumulative and not alternative.

13.     Replacement Financing; Assignment of Subordinated Debt.

(a)        The provisions hereof shall inure to the benefit of any financial institution obtained by the Borrower or the Bank to provide replacement working capital or other financing for the Borrower in place of the Bank, regardless of whether any such replacement lender provides its own financing or succeeds to the Bank's financing by assignment.  If requested by such replacement lender, the Creditor shall execute with such replacement lender a subordination agreement substantially similar to this Agreement.

(b)        The Creditor also agrees that as a prior condition of any assignment of any of its interests under any of the Creditor Documents, the Creditor shall require the assignee to acknowledge this Agreement and agree, in writing, to be bound by the terms and conditions hereof.

(c)        Each and every Creditor Document shall bear the following legend, or a similar legend acceptable to Bank, in boldface type:

This Note is subject to the terms of a Subordination Agreement in favor of PNC Bank, National Association.  Notwithstanding any contrary statement contained in the within instrument, no payment on account of any obligation arising from or in connection with the within instrument or any related agreement (whether of principal, interest or otherwise) shall be made, paid, received or accepted except in accordance with the terms of said Subordination Agreement.

14.     Financing of Fiduciary.  In the event of a bankruptcy, reorganization, other insolvency or court proceeding for the Borrower commences, the Bank shall have the option (in its sole and absolute discretion) to continue to provide financing (on terms acceptable to the Bank) of the trustee, other fiduciary, or of the Borrower as a debtor-in-possession, if the Bank deems such financing to be in its best interests. The subordination and lien priority provisions of this Agreement shall continue to apply to all advances made during the pendency of such court proceedings, so that the Bank shall have a prior lien on all Collateral, created before or during such court proceeding, to secure all Obligations, whether created before or during such court proceeding.  The Creditor hereby waives any right it may have to object to financing by the Bank during the pendency of such court proceeding and the Creditor's consent to such financing shall not be required regardless of whether the court supervising such proceeding approves, grants or allows adequate protection to the Creditor.

15.     Investigation of Parties.  The Creditor has entered into the Creditor Documents with the Borrower and the Bank has entered into the Loan Documents with the Borrower and the Creditor and the Bank have entered into this Agreement each upon its own independent investigation, and each makes no warranty or representation as to each other with respect to the financial condition of the Borrower, or its ability to repay its loans to the Creditor or the Bank in the future.  Nothing in this Agreement shall be deemed to constitute this Agreement as a security or create a joint venture or partnership between the Creditor and the Bank for any purpose.

16.     Improper Action by Creditor.  If the Creditor, the Borrower or both, contrary to this Agreement, make, attempt to or threaten to allow the Creditor to exercise its remedies against the Borrower under the Creditor Documents, or make any payment or take any action contrary to this Agreement, the Bank may restrain or enjoin the Creditor and the Borrower from so doing, it being expressly understood and agreed by the Creditor and the Borrower that:  (i) the Bank's damages from their actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Creditor and the Borrower waive any defense or claim that the Bank or the Borrower cannot demonstrate damages or can be made whole by the awarding of damages.

17.     Indemnification of Bank.  The Creditor agrees to indemnify and to hold the Bank, its officers, directors, agents and employees harmless for any and all losses, damages, liabilities, expenses and obligations, including attorneys' fees and expenses, as they arise, relating to actions of the Creditor taken contrary to this Agreement.

18.     Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to a party's address set forth below or to such other address as any party may give to the other in writing for such purpose in accordance with this section:

To the Bank:                                         PNC Bank, National Association
Two Hopkins Plaza, 20th Floor
Baltimore, Maryland  21201
Attention: Stephen D. Palmer
Facsimile No.: 410-750-7186

To the Creditor:                                   Scott Rutherford
____________________________________
____________________________________
____________________________________
Facsimile No.:_________________________

To the Borrower:                                 Brekford Corp.
7020 Dorsey Road, Suite C
Hanover, Maryland  21076
Attention: Chandra Brechin
Facsimile No.:443-557-0201

   19.     Preservation of Rights.  No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power.  The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.  Nothing in this Agreement is intended to modify, alter, reduce or impair any rights which the Bank or the Creditor may have against the Borrower under the Loan Documents or the Creditor Documents, respectively, or under any other agreement between them, or either of them, and the Borrower.

20.     Illegality.  If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect the validity, legality and enforceability of the remaining provisions of this Agreement.

21.    Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Borrower or the Creditor from, any provision of this Agreement, will be effective unless made in a writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

22.     Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

23.     Counterparts.  This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

24.     Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Borrower, the Creditor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that neither the Borrower nor the Creditor may assign this Agreement in whole or in part without the Bank's prior written consent and the Bank at any time may assign this Agreement in whole or in part.  No claims or rights are intended to be created hereunder for the benefit of the Borrower or any alleged third party beneficiary hereof.

25.     Interpretation.  In this Agreement, unless the parties otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  If this Agreement is executed by more than one party as Borrower or by more than one party as Creditor, the obligations of such persons or entities hereunder will be joint and several.

26.     Governing Law and Jurisdiction.  This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located.  This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’S office indicated above is located, excluding its conflict of laws rules.  Each of the Borrower and the Creditor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower or the Creditor individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction.  The parties hereto agree that the venue provided above is the most convenient forum for each of the parties.  Each of the Borrower and the Creditor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

27.     WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE CREDITOR AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE BORROWER, THE CREDITOR AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS/ATTEST:	BORROWER:

BREKFORD CORP.

	By:	/s/ C.B. Brechin
(SEAL)
Print Name:		C.B. Brechin
Title:		Chief Executive Officer
(Include title only if an officer of entity signing to the right)

	By:	/s/ Scott Rutherford
(SEAL)
Scott Rutherford
President

WITNESS/ATTEST:	CREDITOR:

/s/ Scott Rutherford
(SEAL)
Print Name:		SCOTT RUTHERFORD, individually

BANK:

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Stephen D. Palmer
Stephen D. Palmer
Senior Vice President